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                                                                  Exhibit 99.10



                                   EXHIBIT 10



CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Statements" in Post Effective Amendment No. 11 to the Registration Statement (Form N-4 No. 33-56658) and Amendment No. 20 to the Registration Statement (Form N-4 No. 811-4846) and related Prospectuses of Separate Account I of National Integrity Life Insurance Company and to the use of our reports (a) dated February 9, 1999, with respect to the statutory basis financial statements of National Integrity Life Insurance Company, and (b) dated April 9, 1999, with respect to the financial statements of Separate Account I of National Integrity Life Insurance Company, both included in the Registration Statement (Form N-4) for 1998 filed with the Securities and Exchange Commission.

                                                        /s/ Ernst & Young LLP


Louisville, Kentucky
April 21, 1999